CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Cara D. Obert, certify that:

1.	I have reviewed this annual report on Form 10-K/A of United Development Funding III, L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this April 2, 2008
/s/ Cara D. Obert
Cara D. Obert
Chief Financial Officer of UMTH Land Development, L.P., sole general partner of the Registrant